Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Amendment No. 1 on Form S-11 of PIMCO Mortgage Income Trust Inc. of our report dated April 3, 2019 relating to the financial statement of PIMCO Mortgage Income Trust Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

May 6, 2019